UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2008

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                        ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                        ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) Compensatory Arrangement of Certain Officers

On November 12, 2008, 3M Company entered into an amendment to the Company’s employment agreement with its Senior Vice President and Chief Financial Officer (Patrick Campbell). The amendment makes several technical changes which are designed to make the employment agreement comply with the requirements of section 409A of the Internal Revenue Code of 1986.

In addition, the amendment to Mr. Campbell’s agreement makes the following changes: (1) changes the method of paying the supplemental retirement benefits provided under such agreement from the same method by which he receives payment under the Company’s pension plans to a single lump sum payment which is the actuarial equivalent of the annuity described in his agreement; and (2) provides that the Company will use the same interest rate and mortality assumptions in calculating the amount of this lump sum payment under his employment agreement that are used in calculating the amount of lump sum payments under the Company’s nonqualified pension plans.

A copy of the amendment is included as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement between Patrick D. Campbell and 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: November 18, 2008